UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 6, 2010, TRX, Inc. (“TRX”) and H. Shane Hammond, President and Chief Executive Officer of TRX, entered into the First Amendment to his Employment Contract dated December 11, 2008. The amendment, effective December 6, 2010, extends the initial term of the Employment Contract to December 31, 2013 and amends Section 6(c)(i) of the Employment Contract in the event Mr. Hammond is terminated from his position without “good cause,” as defined in the Employment Contract. In such event, Mr. Hammond will be entitled to receive an amount equal to any earned but unpaid base salary accrued through the date of termination plus twelve (12) months of Base Salary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information regarding the TRX’s entry into the First Amendment to Employment Contract of H. Shane Hammond provided under Item 1.01 above, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: December 6, 2010	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer